                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                Focal, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                  FOCAL, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 27, 1998

    The Annual Meeting of Stockholders of Focal, Inc. (the "Company") will be held on Wednesday, May 27, 1998, at 8:30 a.m., local time, at The Doubletree Guest Suites, located at 550 Winter Street, Waltham, Massachusetts (telephone 781-890-6767) for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

        1. To elect two Class I directors of the Company.

        2. To confirm the appointment of Ernst & Young LLP as the independent public accountants of the Company for the fiscal year ending December 31, 1998.

        3. To transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on April 22, 1997 are entitled to vote at the Annual Meeting and are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          David M. Clapper

                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Lexington, Massachusetts

April 27, 1998

                                   IMPORTANT

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU RETURN A PROXY.

                                  FOCAL, INC.
                              PROXY STATEMENT FOR
                      1998 ANNUAL MEETING OF STOCKHOLDERS

              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Focal, Inc. ("Focal" or the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, May 27, 1998 at 8:30 a.m., local time, or at any adjournment thereof. The Annual Meeting will be held at The Doubletree Guest Suites, located at 550 Winter Street, Waltham, Massachusetts. The telephone number at the meeting location is (781) 890-6767.

    This Proxy Statement was mailed on or about April 27, 1998, to all stockholders entitled to vote at the meeting.

RECORD DATE AND STOCK OWNERSHIP

    Stockholders of record at the close of business on April 22, 1998 (the "Record Date") are entitled to vote at the meeting. As of December 31, 1997, 12,868,570 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 160 stockholders.

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of December 31, 1997, as to (i) each person who is known to the Company to beneficially own more than five percent of the outstanding shares of its Common Stock, (ii) each director and nominee for election, (iii) each officer named in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

                                                                                           SHARES       APPROXIMATE
                                                                                         BENEFICIALLY     PERCENT
NAME                                                                                      OWNED(1)         OWNED
---------------------------------------------------------------------------------------  -----------  ---------------
Entities affiliated with Patricof & Co. Ventures (2)...................................   1,591,513           12.4%
  (Janet Effland)
  2100 Geng Road, Suite 150
  Palo Alto, CA 94303
Entities affiliated with Mayfield Fund (3).............................................   1,530,338           11.9
  (Michael J. Levinthal)
  2800 Sand Hill Rd., Suite 250
  Menlo Park, CA 94025
Domain Partners II, L.P................................................................     585,854            4.6
  (Jesse I. Treu, Ph.D.)
  c/o Domain Associates
  One Palmer Square, Suite 515
  Princeton, NJ 05815
General Electric Pension Trust.........................................................     849,522            6.6
  3000 Summer Street
  Stanford, CT 06904
Entities affiliated with Frazier & Company(4)..........................................     523,860            4.1
  (Fred E. Silverstein, M.D.)
  601 Union Street, Suite 2110
  Seattle, WA 98101
David M. Clapper(5)(6).................................................................     417,289            3.2
David Enscore, Ph.D.(5)(7).............................................................      89,555          *

                                                                                           SHARES       APPROXIMATE
                                                                                         BENEFICIALLY     PERCENT
NAME                                                                                      OWNED(1)         OWNED
---------------------------------------------------------------------------------------  -----------  ---------------
Stephen J. Herman (5)(8)...............................................................     121,575          *
Glenn M. Kazo(5)(9)....................................................................      82,211          *
Arthur J. Coury, Ph.D.(5)(10)..........................................................     111,072          *
Henry Brem, M.D.(5)....................................................................     129,231            1.0
Janet Effland(5)(11)...................................................................   1,599,461           12.4
Robert Langer, Ph.D.(5)................................................................     227,693            1.8
Mark J. Levin(5).......................................................................      54,102          *
Michael J. Levinthal(12)...............................................................   1,538,283           12.0
Fred E. Silverstein, M.D.(13)..........................................................     531,808            4.1
Jesse I. Treu, Ph.D.(14)...............................................................     951,050            7.4
All directors and executive officers as a group (15 persons)(15).......................   6,074,865           47.2

------------------------

*   Represents beneficial ownership of less than one percent of the Common
    Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options or warrants held by such person that are exercisable within 60 days of March 31, 1998, but excludes shares of Common Stock underlying options or warrants held by any other person.

(2) Consists of 1,072,834 shares beneficially owned by APA Excelsior IV, L.P., 309,461 shares beneficially owned by The P/A Fund, 189,324 shares beneficially owned by APA Excelsior IV/Offshore, L.P and 19,894 shares beneficially owned by Patricof Private Investment Club, L.P. (the "Patricof Funds").

(3) Consists of 904,716 shares beneficially owned by Mayfield VI, 382,570 shares beneficially owned by Mayfield VII, 130,438 shares beneficially owned by Mayfield Medical Partners, 48,676 shares beneficially owned by Mayfield Medical Partners (1992), 43,130 shares beneficially owned by Mayfield Associates Fund and 20,808 shares beneficially owned by Mayfield Associates Fund II (the "Mayfield Funds").

(4) Consists of 398,566 shares beneficially owned by Frazier Healthcare Investments, L.P, 38,080 shares beneficially owned by Frazier & Co. L.P, 171 shares owned by Frazier Management, L.L.C. (the "Frazier Funds") and an aggregate of 87,043 shares issuable upon the exercise of warrants held by Frazier Investment Securities, L.P.

(5) Includes shares issued pursuant to an early stock option exercise program. The unvested portion of such shares are subject to a repurchase option in favor of the company at cost in the event of the termination of such individual's employment or consultant relationship with the company prior to vesting. See "Certain Transactions."

(6) Includes 3,365 shares issuable upon the exercise of options exercisable within 60 days of March 31, 1998.

(7) Includes 897 shares issuable upon the exercise of options exercisable within 60 days of March 31, 1998.

(8) Includes 1,076 shares issuable upon the exercise of options exercisable within 60 days of March 31, 1998.

(9) Includes 673 shares issuable upon the exercise of options exercisable within 60 days of March 31, 1998.

(10) Includes 897 shares issuable upon the exercise of options exercisable within 60 days of March 31, 1998.

(11) Includes shares beneficially owned by the Patricof Funds. Ms. Effland disclaims beneficial ownership of the shares beneficially owned by the Patricof Funds except to the extent of her proportional partnership interest therein. Includes 7,948 shares issuable upon the exercise of options exercisable within 60 days of March 31, 1998.

(12) Includes shares beneficially owned by the Mayfield Funds. Mr. Levinthal disclaims beneficial ownership of the shares beneficially owned by the Mayfield Funds except to the extent of his proportional partnership interest therein. Includes 7,948 shares issuable upon the exercise of options exercisable within 60 days of March 31, 1998 held by Mr. Levinthal.

(13) Includes shares beneficially owned by the Frazier Funds and an aggregate of 87,043 shares issuable upon the exercise of warrants held by Frazier & Company L.P. Dr. Silverstein disclaims beneficial ownership of the shares beneficially owned by the Frazier Funds except to the extent of his proportional partnership interest therein. Includes 7,948 shares issuable upon the exercise of options exercisable within 60 days of March 31, 1998.

(14) Consists of 585,854 shares beneficially owned by Domain Partners II, L.P. Dr. Treu is a general partner of One Palmer Square Associates II, L.P., the general partner of Domain Partners II, L.P. and has indirect beneficial ownership of these shares. Also includes 357,248 shares owned by Biotechnology Investments Limited ("BIL"). Pursuant to a contractual agreement, Domain Associates, of which Dr. Treu is a general partner, is the U.S. venture capital advisor to BIL. Domain Associates has no voting or investment power over BIL's shares and Dr. Treu disclaims beneficial ownership of BIL's shares. Includes 7,948 shares issuable upon the exercise of options exercisable within 60 days of March 31, 1998.

(15) See footnotes 2 through 14.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attending the Annual Meeting in and of itself may not constitute a revocation of a proxy.

VOTING AND SOLICITATION

    Each stockholder is entitled to one vote for each share held as of the record date. Stockholders will not be entitled to cumulate their votes in the election of directors.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's Transfer Agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for the confirmation of the appointment of the designated independent public accountants and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the items not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

    The cost of soliciting proxies will be borne by the Company. The Company may retain the services of its transfer agent, Norwest Bank Minnesota, N.A., or other proxy solicitors to solicit proxies, for which the Company estimates that it would pay fees not to exceed an aggregate of $10,000. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    Proposals that are intended to be presented by stockholders of the Company at the 1999 Annual Meeting must be received by the Company no later than December 1, 1998 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

    Pursuant to the Company's Restated Certificate of Incorporation, the Company's Board of Directors currently consists of eight persons, divided into three classes serving staggered terms of three years. Currently there are two directors in Class I, three directors in Class II and three directors in Class
III. Two Class I directors are to be elected at the Annual Meeting. The Class II and Class III directors will be elected at the Company's 1999 and 2000 Annual Meetings of Stockholders, respectively. Each of the two Class II directors elected at the Annual Meeting will hold office until the year 2001 Annual Meeting of Stockholders or until his successor has been duly elected and qualified.

    In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

    The names of the two Class I nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date and certain information about them are set forth below. The names of the current Class II and Class III directors with unexpired terms, their ages as of the Record Date and certain information about them are also set forth below.

                                                                                                                DIRECTOR
NAME                                                 AGE                   PRINCIPAL OCCUPATION                   SINCE
------------------------------------------------     ---     ------------------------------------------------  -----------
NOMINEES FOR CLASS I DIRECTORS
David M. Clapper................................     46      President and Chief Executive Officer of Focal,         1993
                                                             Inc.
Fred E. Silverstein, M.D........................     55      Member of Frazier Management LLC                        1996
CONTINUING CLASS II DIRECTORS
Henry Brem, M.D.................................     45      Director of the Brain Tumor Research Center at          1991
                                                             The Johns Hopkins University
Janet Effland...................................     49      Managing Director of Patricof & Co. Ventures,           1996
                                                             Inc.
Jesse I. Treu, Ph.D.............................     50      General Partner of Domain Associates                    1996
CONTINUING CLASS III DIRECTORS
Mark J. Levin...................................     45      President and Chief Executive Officer of                1991
                                                             Millennium Pharmaceuticals, Inc.
Robert Langer, Ph.D.............................     49      Professor of Chemical and Biomedical Engineering        1996
                                                             at the Massachusetts Institute of Technology
Michael J. Levinthal............................     43      General Partner of Mayfield Fund                        1992

    HENRY BREM, M.D. is Director of the Brain Tumor Research Center and Professor of Neurosurgery, Ophthalmology and Oncology at The Johns Hopkins University. Dr. Brem has served as a member of the Company's Board of Directors since June 1991. Dr. Brem is a Scientific Founder of the Company. Dr. Brem holds an M.D. from Harvard University.

    DAVID M. CLAPPER has been President, Chief Executive Officer and a Director since joining Focal in July 1993. Before joining Focal, Mr. Clapper was employed at Johnson & Johnson from 1977 until 1993. He served as Vice President and a Board member at the Critikon, Inc. division of Johnson & Johnson from July 1992 to July 1993. From 1977 to July 1992, Mr. Clapper held a variety of positions, including Vice President of Sales & Marketing and a Board Member of Ethicon Endo-Surgery, and Vice President of

Product Management and a Board Member at Ethicon Inc. Mr. Clapper holds a B.S. in Marketing from Bowling Green State University.

    JANET EFFLAND joined the Company's Board of Directors in April 1996. From August 1988 through December 1997, Ms. Effland was Vice President of Patricof & Co. Ventures, Inc., a venture capital firm. Since January 1998, Ms. Effland has been a Managing Director of Patricof & Co. She also serves on the Board of Directors of Urologix, Inc., a publicly traded company. Ms. Effland holds a J.D. from Arizona State University.

    ROBERT LANGER, PH.D. joined the Company's Board of Directors in January 1996. Dr. Langer has been the Kenneth J. Germeshausen Professor of Chemical and Biomedical Engineering at the Massachusetts Institute of Technology since 1992. He is also a member of the National Academy of Sciences, National Academy of Engineering and the Institute of Medicine. He also serves on the Board of Directors of Alkermes, Inc., a publicly traded company. Dr. Langer holds a Sc.D. from the Massachusetts Institute of Technology in Chemical Engineering.

    MARK J. LEVIN President and Chief Executive Officer and a Director of Millennium Pharmaceuticals, Inc., has served as a Director since the Company's inception in June 1991. Mr. Levin was the founding Chief Executive Officer of Focal, Inc., as well as Cell Genesys, Inc., CytoTherapeutics, Inc., Tularik, Inc. and Millennium Pharmaceuticals, Inc. Mr. Levin was previously a General Partner of several venture capital funds affiliated with Mayfield Fund, a venture capital firm. Mr. Levin is a member of the Board of Directors of CytoTherapeutics, Inc. Mr. Levin holds a B.S. and M.S. in Chemical Engineering from Washington University.

    MICHAEL J. LEVINTHAL joined the Company's Board of Directors in December 1992. Since 1984, Mr. Levinthal has been a General Partner of several venture capital funds affiliated with Mayfield Fund, a venture capital firm. He also serves on the Board of Directors of Heartstream, InControl, Inc. and Symphonix Devices, Inc., all of which are publicly traded. Mr. Levinthal holds an M.B.A. and an M.S. in Engineering from Stanford University.

    FRED E. SILVERSTEIN, M.D. joined the Company's Board of Directors in July 1996. Since 1994, Dr. Silverstein has been a member of Frazier Management LLC, a merchant banking group. From 1986 to 1994, he was a Professor of Medicine at the University of Washington where he also held the positions of Director, Gastrointestinal Endoscopy Service (1975-1991) and Director, Endoscopy Training Program (1991-1994). Dr. Silverstein also serves on the Board of Directors of Aradigm Corporation and Vision Sciences, Inc. Dr. Silverstein holds an M.D. from Columbia University College of Physicians and Surgeons.

    JESSE I. TREU, PH.D. was a member of the Company's Board of Directors from March 1993 until April 1995 and from March 1996 to the present. Since 1986, he has been a General Partner of Domain Associates, a venture capital management firm. From 1982 through 1985, Dr. Treu was a principal in the management group Channing, Weinberg and Co., Inc. and its spin-off CW Ventures Capital. Dr. Treu also serves on the Board of Directors of GelTex Pharmaceuticals, Inc. and Trimeris, Inc. He received his B.S. from Rensselaer Polytechnic Institute, and holds an M.A. and Ph.D. in Physics from Princeton University.

BOARD MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

    The Board of Directors of the Company held seven meetings during the fiscal year ended December 31, 1997. No nominee who was a director during the entire fiscal year attended fewer than 75% of the meetings of the Board of Directors or of committees on which such person served.

    The Board of Directors has an Audit Committee and a Compensation Committee. During 1997, the Company did not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, during 1997, the Board created various ad hoc committees for special purposes. In March 1998, the Board formed a Nominating Committee. The Nominating Committee consists of directors Levinthal and Treu. The Nominating Committee will review and recommend candidates for election to the Company's Board of Directors.

    The Audit Committee consists of directors Effland, Treu and Silverstein. The Audit Committee is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held two meetings in the last fiscal year.

    The Compensation Committee consists of directors Levinthal, Treu, Brem and Levin. The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for executive officers and certain employees of the Company. The Compensation Committee held two meetings during the last fiscal year.

    Directors do not currently receive any cash compensation from the Company for their service as members of the Board of Directors, although they are reimbursed for certain expenses in connection with attendance at Board and Committee meetings. The Company does not provide additional compensation for committee participation or special assignments of the Board of Directors. From time to time, certain of the directors of the Company have received grants of options to purchase shares of the Company's Common Stock pursuant to the 1992 Incentive Stock Plan (the "Stock Plan"). Since the adoption of the 1997 Director Option Plan in October 1997, nonemployee directors of the Company will be eligible to receive nondiscretionary, automatic grants of options to purchase shares of the Company's Common Stock under substantially similar terms as under the Stock Plan.

    Under the Director Option Plan, each Outside Director will receive (provided that such Outside Director has been a director for at least six months prior to such grant), on the date of each year's annual meeting of stockholders, an automatic grant of an option to purchase up to 5,000 shares of Common Stock. Such options will have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and will vest on a cumulative monthly basis over a four year period.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

    SUMMARY COMPENSATION TABLE. The following table sets forth the compensation paid by the Company for each of the two years in the period ended December 31, 1997 to the Chief Executive Officer and the four most highly compensated executive officers of the Company:

                                                                                             LONG-TERM
                                                                                           COMPENSATION
                                                                   ANNUAL COMPENSATION       AWARDS OF
                                                                                              OPTIONS        ALL OTHER
                                                       FISCAL     ----------------------       (# OF       COMPENSATION
NAME AND PRINCIPAL POSITION                             YEAR      SALARY($)   BONUS($)      SHARES)(1)          ($)
---------------------------------------------------  -----------  ---------  -----------  ---------------  -------------

David M. Clapper...................................   1997 1996     246,000   25,000 --         23,077         ----
  President and Chief                                               230,000                    299,293
  Executive Officer

Stephen J. Herman..................................   1997 1996     194,964    5,000 --   7,384 49,402         ----
  Vice President, Operations                                        184,800

David J. Enscore, Ph.D.............................   1997 1996     159,679    5,000 --   6,154 60,965      -- 9,904(2 )
  Vice President, Development                                       152,075
  and Drug Delivery

Arthur J. Coury, Ph.D..............................   1997 1996     179,597    5,000 --   6,154 66,636         ----
  Vice President, Materials                                         171,045
  Research

Glenn M. Kazo......................................   1997 1996     169,600    5,000 --   4,615 81,537          4,152(2)
  Vice President, Corporate                                         160,000                                    18,456(2)
  Development

------------------------

(1) Options were granted under the Company's 1992 Incentive Stock Option Plan and 1/48 of the shares vest at the end of each month from the date of grant over four years. Vesting is subject to the optionees continued relationship with the Company.

(2) Consists of reimbursement for relocation expenses.

    OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth each grant of stock options made during the fiscal year ended December 31, 1997 to each executive officer named in the Summary Compensation Table above:

                                                                                                    POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED
                                           NUMBER OF      % OF TOTAL                               ANNUAL RATES OF STOCK
                                          SECURITIES        OPTIONS       EXERCISE                   PRICE APPRECIATION
                                          UNDERLYING      GRANTED TO       OR BASE                   FOR OPTION TERM(4)
                                            OPTIONS        EMPLOYEES      PRICE(3)    EXPIRATION   ----------------------
NAME                                     GRANTED(1)(#)    IN 1997(2)       ($/SH)        DATE        5% ($)     10% ($)
---------------------------------------  -------------  ---------------  -----------  -----------  ----------  ----------

David M. Clapper.......................       23,077             7.4%     $    7.64     10/16/07   $  110,879  $  280,990

Stephen J. Herman......................        7,384             2.4%     $    7.64     10/16/07   $   35,478  $   89,909

David J. Enscore, Ph.D.................        6,154             2.0%     $    7.64     10/16/07   $   29,568  $   74,932

Arthur J. Coury, Ph.D..................        6,154             2.0%     $    7.64     10/16/07   $   29,568  $   74,932

Glenn M. Kazo..........................        4,615             1.5%     $    7.64     10/16/07   $   22,174  $   56,193

------------------------

(1) Options were granted under the Company's 1992 Incentive Stock Option Plan and 1/48 of the shares vest at the end of each month from the date of grant over four years. Vesting is subject to the optionees continued relationship with the Company.

(2) Based on an aggregate of 313,058 options granted by the Company in the year ended December 31, 1997 to employees of and consultants to the Company, including the Named Executive Officers.

(3) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors.

(4) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES. The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, each exercise of stock options during the fiscal year ended December 31, 1997 and the year-end value of unexercised options:

                                                                  NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED        IN-THE-MONEY
                                         SHARES                  OPTIONS AT DECEMBER 31,  OPTIONS AT DECEMBER 31,
                                       ACQUIRED ON     VALUE              1997                    1997(2)
                                        EXERCISE    REALIZED(1)  EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
NAME                                       (#)          ($)                (#)                      ($)
-------------------------------------  -----------  -----------  -----------------------  -----------------------

David M. Clapper.....................     413,924    $ 497,623           961/22,116          $   2,869/$66,016

Stephen J. Herman....................      58,960    $  70,899            307/7,077          $     916/$21,125

David J. Enscore, Ph.D...............      88,658    $ 106,611            256/5,898          $     764/$17,606

Arthur J. Coury, Ph.D................     110,175    $ 132,485            256/5,898          $     764/$17,606

Glenn M. Kazo........................      81,538    $  98,049            192/4,423          $     573/$13,203

------------------------

(1) Based on the fair market value of the Company's Common Stock on the date of exercise.

(2) Based on a fair market value of $10.625 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

                         COMPENSATION COMMITTEE REPORT

    THE FOLLOWING IS PROVIDED TO STOCKHOLDERS BY THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

    The Compensation Committee of the Board of Directors (the "Committee") is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both short-term and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and shareholder return.

COMPENSATION PHILOSOPHY

    The design and implementation of the Company's executive compensation programs are based on a series of guiding principles derived from the Company's values, business strategy and management requirements. These principles may be summarized as follows:

    - Align the financial interests of the management team with the Company and its stockholders;

    - Attract, motivate and retain high-caliber individuals necessary to increase total return to stockholders;

    - Provide a total compensation program where a significant portion of pay is linked to individual achievement and short-term and long-term Company performance; and

    - Emphasize reward for performance at the individual, team and Company levels.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, unless compensation is performance based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Committee believes that any options granted under the Company's stock option plan will meet the requirement of being performance based under the transition provisions provided in the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

COMPENSATION PROGRAM

    The Company's executive compensation program has three major components, all of which are intended to attract, retain and motivate executive officers consistent with the principles set forth above. The Committee considers these components of compensation individually as well as collectively in determining total compensation for executive officers.

    BASE SALARY. Each fiscal year the Committee establishes base salaries for individual executive officers based upon (i) industry and peer group surveys,
(ii) responsibilities, scope and complexity of each position and (iii) performance judgments as to each individual's past and expected future contributions. The Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's executive officers other than the Chief Executive Officer. The Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectations as to his future contributions in leading the Company.

    CASH (SHORT-TERM) INCENTIVES. The Company has not historically used annual cash incentive bonuses as a compensation tool for executive officers. In particular, no cash bonus plan based on the achievement of corporate or individual goals was in effect for fiscal 1997. However, in January 1998, the Committee approved the establishment of a discretionary cash bonus pool of $150,000 to be allocated by the Chief Executive Officer to officers and certain key employees based on extraordinary effort and contribution during 1997. In addition, the Committee awarded a discretionary cash bonus to Mr. Clapper in the amount of $25,000 in recognition of his contributions to the Company's performance during 1997. Recipients of bonus awards under this program included certain executive officers. See "Executive Compensation." The Committee has approved a cash bonus plan for fiscal 1998. Bonus awards under this program will be based on the achievement of corporate goals, individual goals or a combination thereof.

    EQUITY BASED (LONG-TERM) INCENTIVES. Long-term incentives for the Company's employees are provided under the Company's stock option plans. Each fiscal year, the Committee considers the desirability of granting to executive officers long-term incentives in the form of stock options. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance and align the financial interests of the management team with the Company and its stockholders. The Committee established the grants of stock options to executive officers (other than the Chief Executive Officer) in the last fiscal year, based upon a review with the Chief Executive Officer of proposed individual awards, taking into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance requirements and contributions of the officer and competitive data for similar positions. The Committee independently reviewed these same factors in determining the option grant to Mr. Clapper as Chief Executive Officer. During 1997, an option award of 75,000 shares of Common Stock was granted to Mr. Clapper, which vests over a four-year period.

    THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

    Respectfully submitted,

    Michael J. Levinthal, Jesse I. Treu, Ph.D., Henry Brem, M.D. and Mark J.
Levin

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total return to stockholders of the Company's Common Stock at December 31, 1997 since December 11, 1997 (the date the of the Company's initial public offering) to the cumulative total return over such period of (i) the Nasdaq Stock Market Composite Index and (ii) Hambrecht & Quist "Healthcare, Excluding Biotechnology" index. The graph assumes the investment of $100 on December 11, 1997 in the Company's Common Stock and each of such indices and reflect the change in the market price of the Company's Common Stock relative to the noted indices at December 31, 1997 and not for any interim period. The performance shown is not necessarily indicative of future performance.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          COMPARISON OF 1 MONTH CUMULATIVE TOTAL RETURN*
AMONG FOCAL, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE HAMBRECHT & QUIST BIOTECHNOLOGY INDEX
                                                                                                      NASDAQ STOCK
                                                                       FOCAL, INC.          MARKET COMPOSITE INDEX
12/11/97                                                                      $100                            $100
12/31/97                                                                   $106.25                         $100.84

          COMPARISON OF 1 MONTH CUMULATIVE TOTAL RETURN*
AMONG FOCAL, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE HAMBRECHT & QUIST BIOTECHNOLOGY INDEX
                                                                           HAMBRECHT & QUIST
                                                                            HEALTHCARE INDEX
12/11/97                                                                                $100
12/31/97                                                                             $101.20

                                PROPOSAL NO. 2:
         CONFIRMATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Ernst & Young LLP, independent public accountants, to audit the financial statements of the Company for the year ending December 31, 1998. Ernst & Young LLP has audited the financial statements of the Company for each fiscal year since the Company's inception. The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting is necessary to appoint Ernst & Young LLP as the Company's independent public accountants and the Board of Directors recommends that the stockholders vote FOR confirmation of such selection. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                              CERTAIN TRANSACTIONS

    In January 1997, the Company implemented a program under which directors, executive officers and certain other key employees were permitted to exercise their outstanding options as to both vested and unvested shares, with unvested shares being subject to a right of repurchase at cost in favor of the Company in the event of termination of employment prior to vesting of all then-unvested shares. Under this program, the participants paid the exercise price for their outstanding options pursuant to full recourse promissory notes. The notes bear interest at 6.0% per annum and are due and payable on December 31, 2000. The principal amounts of each note payable by a director or executive officer are set forth below:

DIRECTOR OF EXECUTIVE OFFICER                                                     NOTE AMOUNT
--------------------------------------------------------------------------------  ------------

David M. Clapper................................................................   $  448,993

Arthur J. Coury, Ph.D. .........................................................      113,733

David J. Enscore, Ph.D. ........................................................      106,612

Stephen J. Herman...............................................................       70,897

Glenn M. Kazo...................................................................       98,050

Mary Lou Mooney.................................................................       54,218

Ronald S. Rudowsky..............................................................       92,223

W. Bradford Smith...............................................................      102,341

Henry Brem, M.D. ...............................................................       51,800

Robert Langer, Ph.D. ...........................................................       88,800

Mark J. Levin...................................................................       33,000

    The Company has from time to time made loans to executive officers and key employees in connection with their employment with the Company to assist them with respect to relocation expenses. From August 1993 through February 1997, the Company lent Dr. Coury an aggregate of $120,000. These loans bear interest at interest rates ranging from 5.0% to 7.0% per annum and are due and payable in full on December 31, 1999. However, the outstanding principal of these loans and accrued, unpaid interest thereon will be forgiven on December 31, 1999 if the value of Dr. Coury's stock and stock options has not attained a certain threshold by such date.

    The Company has a consulting agreement with Dr. Brem under which it pays Dr. Brem $30,000 per annum for scientific advisory and consulting services provided by Dr. Brem. Dr. Brem is a founder and director of the Company and has, from time to time, been granted options to purchase Common Stock of the Company.

    The Company has a consulting agreement with Dr. Langer under which it pays Dr. Langer $60,000 per annum for scientific advisory and consulting services provided by Dr. Langer. Dr. Langer is a founder and director of the Company and has, from time to time, been granted options to purchase Common Stock of the Company.

    The Company's Restated Certificate of Incorporation provides that the personal liability of its directors for monetary damages arising from a breach of their fiduciary duties in certain circumstances shall be eliminated to the fullest extent permitted by Delaware law. The Restated Certificate of Incorporation also authorizes the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company has entered into indemnification agreements with its officers and directors providing such indemnification. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance.

    All future transactions, including any loans from the Company to its officers, directors, principal stockholders or affiliates, will require the approval of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

    THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, FOCAL, INC., 4 MAGUIRE ROAD, LEXINGTON, MASSACHUSETTS 02173.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                  FOCAL, INC.
                      1998 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 27, 1998

    The undersigned stockholder of FOCAL,INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy
Statement, each dated April   , 1998, and hereby appoints David M. Clapper, W.
Bradford Smith, or either of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of FOCAL, INC. to be held on May 27, 1998 at 8:30 a.m., local time, at The Doubletree Guest Suites, located at 550 Winter Street, Waltham, Massachusetts, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1.   ELECTION OF CLASS I
     DIRECTORS:
     / / FOR all nominees    / / VOTE WITHHELD
     listed below
     (except as indicated.)

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

David M. Clapper; Fred E. Silverstein, M.D.

2. Proposal to ratify the appointment of Ernst & Young LLP as the independent public accounts of the Company for the year ending December 31, 1998:

            / /  FOR            / /  AGAINST            / /  ABSTAIN
and in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournemtns thereof.

                          (CONTINUED ON REVERSE SIDE)

    This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted for the election of the two nominated Class I directors, for the ratification of the appointment of Ernst & Young LLP as independent public accountants, and as said proxies deem advisable on such other matters as may properly come before the meeting.
                                              Dated ______________________, 1998
                                              __________________________________
                                                          SIGNATURE
                                                 _______________________________
                                                          SIGNATURE

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)